Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated February 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting of ProShares Trust II and each of its Funds, which appears in ProShares Trust II’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated June 16, 2014 relating to the financial statements of ProShares Managed Futures Strategy (a series of ProShares Trust II), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 16, 2014